Exhibit 99.1

Anaren, Inc. Announces Postponement of 2013 Annual Meeting of Shareholders

SYRACUSE, N.Y., Nov. 4, 2013 (GLOBE NEWSWIRE) -- Anaren, Inc. (Nasdaq:ANEN) (the "Company"), announced today that it has postponed its 2013 Annual Meeting of Shareholders, originally scheduled for Wednesday, November 6, 2013. The postponement was made in light of the announcement earlier today by the Company disclosing that it has entered into a definitive merger agreement to be acquired by ANVC Holding Corp., an affiliate of The Veritas Capital Fund IV, L.P. The Company expects to schedule a special meeting of shareholders as soon as possible to approve and adopt the merger agreement and merger. If the merger is not approved or the merger agreement is terminated, the Company intends to reschedule its 2013 Annual Meeting of Shareholders as soon as reasonably practicable and to notify shareholders of the date, time and location of the rescheduled meeting.

About Anaren, Inc.

Anaren, Inc. designs, develops, manufactures and sells highly integrated microwave components, assemblies and subsystems for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company's operations or strategy. These forward-looking statements are based on management's current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts' reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the acquisition may not be consummated in a timely manner, if at all; (2) the definitive acquisition agreement may be terminated in circumstances that require the Company to pay a termination fee or reimburse certain expenses; (3) the diversion of management's attention from the Company's ongoing business operations; (4) the failure of the acquiror to obtain the necessary financing to complete the acquisition; (5) the effect of the announcement of the acquisition on the Company's business relationships, operating results and business generally; and (6) the failure to obtain the requisite approvals to the acquisition, such as shareholder approval.

Additional factors are set forth in Anaren's filings with the SEC, including its Annual Report on Form 10-K for the year ended June 30, 2013, filed with the SEC on August 12, 2013 and its subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made. Anaren expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Transaction and Where to Find It

In connection with the Merger, Anaren intends to file relevant materials with the SEC, including a preliminary proxy statement, a definitive proxy statement. INVESTORS AND SHAREHOLDERS OF ANAREN ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANAREN AND THE MERGER. Shareholders of Anaren can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Anaren in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available. The preliminary proxy statement, the definitive proxy statement and any other relevant materials (when they become available), and any other documents filed by Anaren with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by directing a written request to: Anaren, Inc., 6635 Kirkville Rd, Syracuse, New York 13057, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in Solicitations

Anaren and its directors, executive officers, and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Anaren in connection with the Merger. Information regarding Anaren's directors and executive officers and their ownership of Company common stock is set forth in the proxy statement on Schedule 14A for Anaren's 2013 annual meeting of shareholders, which was filed with the SEC on September 20, 2013. Investors and shareholders may obtain additional information regarding the interests of such potential participants by reading the preliminary proxy statement, the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

CONTACT: Lawrence Sala, President & CEO
         315-362-0505

         George Blanton, CFO
         315-362-0436